Exhibit 99(n)
Consent of Independent Registered Public Accounting Firm
The Board of Directors of National Security Life and Annuity Company:
We consent to the use of our reports for National Security Variable Account L dated February 18, 2009, and for National Security Life and Annuity Company dated April 28, 2009 included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 10 to File No. 333-76344.
/s/ KPMG LLP
Columbus, Ohio
April 30, 2009